Exhibit 99.2

The Predecessor Companies of

Service Corporation International

(Formerly Known as Certain Wholly-Owned

Subsidiaries of Service Corporation International

A.K.A. Dignity II)

Combined Financial Statements as of June 30, 2006

and 2005 and for the Six Months Ended June 30,

2006 and 2005 and Interim Review Report of

Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Service Corporation International

Houston, Texas

We have reviewed the accompanying combined balance sheets of the Predecessor Companies of Service Corporation International as of June 30, 2006 and 2005 the related combined statements of operations, changes in stockholder’s equity and cash flows for the six month periods ended June 30, 2006 and 2005. These combined financial statements are the responsibility of the Service Corporation International management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim combined financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the combined financial statements, the Predecessor Companies’ financial statements include certain intercompany charges from Service Corporation International. These combined financial statements are not representative of results that would have been attained if the Predecessor Companies had operated as a stand-alone entity.

HARPER & PEARSON COMPANY, P.C.

Houston, Texas

November 28, 2006

One Riverway • Suite 1000 • Houston, Texas 77056-1973 • 713.622.2310 • 713.622.5613 fax

harperpearson.com

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED BALANCE SHEETS

	As of June 30,
	2006	2005
Assets
Cash and Cash Equivalents	$7,287	$3,175
Accounts Receivable, Net	1,646,962	2,073,280
Inventories	648,041	760,070

Total Current Assets	2,302,290	2,836,525
Long-term Accounts Receivable, Net	3,197,399	3,651,793
Investment in Trust - Funeral	6,973,085	7,618,764
Investment in Trust - Cemetery	26,181,001	24,950,694
Cemetery Property	17,741,174	45,461,150

Property and Equipment, Net	4,783,913	4,737,309
Deferred Selling and Obtaining Costs	5,504,637	5,499,327
Deferred Charges and Other Assets	374,290	320,277
Cemetery Perpetual Care Trusts	16,723,328	16,563,825
Deferred Income Taxes	3,045,170	—

Total Assets	$86,826,287	$111,639,664

Liabilities and Stockholder’s Equity
Accounts Payable	$566,068	$547,185
Current Portion of Capital Lease Obligations	164,903	—
Accrued Liabilities	137,158	29,330

Total Current Liabilities	868,129	576,515

Deferred Income Taxes	—	8,262,516
Long-Term Portion of Capital Lease Obligations	345,628	—
Deferred Prearranged Contract Revenue, Net	10,888,638	11,447,562
Deferred Cemetery Contract Revenue	35,501,772	33,295,283
Accrued Merchandise Liability	11,267,117	11,525,068

Total Liabilities	58,871,284	65,106,944

Non-Controlling Interest in Cemetery Perpetual Care Trusts	16,665,562	16,505,185

Stockholder’s Equity
Current Period (Loss)	(369,317)	(363,503)
Stockholder’s Equity Before Current Period (Loss)	11,658,758	30,391,038

Total Stockholder’s Equity	11,289,441	30,027,535

Total Liabilities & Stockholder’s Equity	$86,826,287	$111,639,664

See Report of Independent Registered Public Accounting Firm

and Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,
	2006	2005
REVENUES, NET:
Cemetery	$5,400,464	$5,450,958
Funeral	3,197,816	3,068,288

Total revenues, net	8,598,280	8,519,246

COSTS AND EXPENSES:
Costs of Goods Sold:
Land and Crypts	81,506	109,732
Perpetual Care	160,573	151,147
Merchandise	737,438	739,104
Cemetery Expense	1,895,934	1,852,136
Selling Expense	533,093	684,913
General and Administrative Expense	1,621,750	1,512,755
Depreciation and Amortization	455,557	367,032
Funeral Home Expense	2,263,526	2,197,961

Total Cost and Expenses	7,749,377	7,614,780

OPERATING PROFIT	848,903	904,466
Gain on Disposition of Assets	—	3,685
Other Expenses, Net	(1,449,534)	(1,503,531)

Loss Before Income Tax Benefit	(600,631)	(595,380)
Provision for Income Tax Benefit	231,314	231,877

NET LOSS	$(369,317)	$(363,503)

See Report of Independent Registered Public Accounting Firm

and Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	Capital	Retained Earnings (Deficit)	Total Stockholder’s Equity
BALANCE, JANUARY 1, 2005	$60,056,082	$(28,310,279)	$31,745,803
Captial Withdrawals by SCI, Net	(1,354,765)	—	(1,354,765)
Net Loss	—	(363,503)	(363,503)

BALANCE, JUNE 30, 2005	$58,701,317	$(28,673,782)	$30,027,535

BALANCE, JANUARY 1, 2006	$60,260,899	$(47,252,310)	$13,008,589
Captial Withdrawals by SCI, Net	(1,349,831)	—	(1,349,831)
Net Loss	—	(369,317)	(369,317)

BALANCE, JUNE 30, 2006	$58,911,068	$(47,621,627)	$11,289,441

See Report of Independent Registered Public Accounting Firm

and Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2006	2005
OPERATING ACTIVITIES:
Net Loss	$(369,317)	$(363,503)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities

Cost of Lots Sold	77,765	70,622
Depreciation and Amortization	455,557	367,032
(Gain)/Loss on Disposition of Property	—	3,685
Deferred Income Tax (Benefit)	(231,314)	(231,877)

Changes in Operating Assets and Liabilities
Accounts Receivable	554,365	332,812
Merchandise Trust Fund	1,161,578	1,051,622
Inventory	141,370	(54,713)
Cemetery Property	(1,007)	(106,384)
Other Assets	(78,685)	814,527
Perpetual Care Trust Fund	(57,766)	(58,640)
Accounts Payable and Other Accrued Liabilities	(386,305)	(107,749)
Deferred Prearranged Contract Revenue	(377,925)	(508,544)
Deferred Cemetery Revenue	678,877	1,207,531
Merchandise Liability	(128,321)	(701,342)

Net Cash Provided by Operating Activities	1,438,872	1,715,079

INVESTING ACTIVITIES:
Capital Expenditures	(7,906)	(360,464)

Net Cash Used by Investing Activities	(7,906)	(360,464)

FINANCING ACTIVITIES:
Captial Withdrawals by SCI, Net	(1,349,831)	(1,354,765)
Payments of Debt	(77,173)	—

Net Cash Used by Investing Activities	(1,427,004)	(1,354,765)

Net Increase (Decrease) in Cash and Cash Equivalents	3,962	(150)
Cash and Cash Equivalents - Beginning of Period	3,325	3,325

Cash and Cash Equivalents - End of Period	$7,287	$3,175

Supplemental Disclosure of Cash Flow Information Cash Paid During the Period for Interest	$12,749	$—

Non-Cash Investing and Financing Activities Assets Acquired Through Capital Leases	$587,704	$—

See Report of Independent Registered Public Accounting Firm

and Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 2006 AND 2005

AND THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

1.	INTERIM RESULTS

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the rules and regulations adopted by the United States Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the six-month periods ended June 30, 2006 and 2005 are not necessarily indicative of the results that may be expected for the entire year or any interim period. For further information, refer to the financial statements and notes thereto included in the year end report of the Predecessor Companies for the years ended December 31, 2005 and 2004.

2.	NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation - The accompanying financial statements present the combined financial position, results of operations, changes in stockholder’s equity and cash flows of the Predecessor Companies, formerly known as certain wholly-owned subsidiaries of Service Corporation International (Predecessor Companies). These financial statements include the accounts of 21 cemeteries and 14 funeral homes purchased by the StoneMor Partners LP (StoneMor) from Service Corporation International (SCI) on September 28, 2006 for $11.75 million in a transaction referred to as Dignity II. The combined financial statements of the Predecessor Companies owned and managed by SCI contained herein reflect the financial position at June 30, 2006 and 2005 and the changes in stockholder’s equity, results of their operations and cash flows for the six months ended June 30, 2006 and 2005 of the Predecessor Companies using SCI’s historical accounting basis for such Predecessor Companies, and after giving effect to an impairment charge of $27.6 million in 2005. SCI reported the charge in its financial statements at September 30, 2006 in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Prior to each of the periods presented, SCI consummated acquisitions of cemeteries and funeral homes that became part of the Predecessor Companies. All of these SCI acquisitions were accounted for under the purchase method of accounting, and the purchase prices, including transaction costs, were allocated to the assets based upon their respective fair values as determined as of the purchase dates.

The Predecessor Companies were wholly owned subsidiaries of SCI and operated as separate legal entities. The Predecessor Companies’ combined financial statements include SCI intercompany charges and allocations. The intercompany charges were usually allocated based on gross revenues of the separate entity. SCI allocated corporate charges such as interest, income taxes and management fees to all of the cemeteries and funeral homes it owned which included the Predecessor Companies acquired by StoneMor. These combined financial statements are not representative of results that would have been attained if the Predecessor Companies had operated as stand-alone entities under StoneMor management.

The Predecessor Companies are providers of death care services in the United States. At June 30, 2006, the Predecessor Companies operated 21 cemeteries and 14 funeral service locations located in Alabama, Colorado, Illinois, Kansas, Kentucky, Michigan, Missouri, Oregon, Washington and West Virginia.

The cemetery operations and funeral service locations consist of the Predecessor Companies’ cemeteries, funeral homes and related businesses. The Predecessor Companies’ personnel at the funeral service locations provide all professional services relating to funerals, including the use of funeral facilities and motor vehicles. Funeral related merchandise is sold at each funeral service location and certain funeral service locations contain crematoria. The Predecessor Companies sell prearranged funeral services whereby a customer contractually agrees to the terms of a funeral to be performed in the future. The Predecessor Companies’ cemeteries provide cemetery interment rights (including lots, mausoleum spaces and lawn crypts) and sell cemetery-related merchandise. Cemetery items are sold on an at-need or pre-need basis. The Predecessor Companies’ personnel at cemeteries perform interment services and provide management and maintenance of cemetery grounds.

Summary of Significant Accounting Policies - Significant accounting policies followed by the Predecessor Companies, as summarized below, are in conformity with generally accepted accounting principles in the United States.

Principles of Combination - The combined financial statements include the accounts of the Predecessor Companies. Material intercompany balances and transactions between the Predecessor Companies have been eliminated in combination.

Cemetery Operations - Revenue associated with sales of cemetery merchandise and services is recognized when the service is performed or merchandise is delivered. The Predecessor Companies’ cemetery trade receivables consist of amounts due for services already performed and merchandise already delivered. An allowance for doubtful accounts has been provided based on historical experience. Revenue associated with sales of preneed cemetery interment rights is recognized in accordance with the retail land sales provisions of SFAS No. 66, “Accounting for the Sales of Real Estate” (SFAS 66). Under SFAS 66, revenue from constructed cemetery property is not recognized until a minimum percentage (10%) of the sales price has been collected. Revenue related to the preneed sale of unconstructed cemetery property is deferred until it is constructed and 10% of the sales price is collected. Revenue associated with sales of preneed merchandise and services is not recognized until the merchandise is delivered or the services are performed. Allowances for customer cancellations for preneed cemetery contracts are based upon historical experience.

Costs related to the sale of property interment rights include the property and development costs specifically identified by project. At the completion of the project, costs are charged to operations as revenue is recognized. Costs related to sales of merchandise and services are based on actual costs incurred.

Pursuant to state or provincial law, all or a portion of the proceeds from cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Predecessor Company defers investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed.

Additionally, a portion of the proceeds from the sale of cemetery property is required by state law to be paid into perpetual care trust funds. Earnings from these trusts are recognized in current cemetery revenues and are intended to defray cemetery maintenance costs, which are expensed as incurred. Perpetual care funds trusted at June 30, 2006 and 2005 were $16,723,328 and $16,563,825, respectively, which approximates fair value (see Note 3). The principal of such perpetual care trust funds generally cannot be withdrawn by the Predecessor Companies. Prior to the adoption of FIN46R by the Predecessor Companies in 2004, the perpetual care trusts were not included in the combined balance sheets. Pursuant to state law, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trust funds, which are recorded as non-current merchandise trust funds on the combined balance sheets.

Prearranged Funeral Services - Revenue is recognized when the funeral services are performed and funeral merchandise is delivered. The Predecessor Companies’ funeral trade receivables consist of amounts due for services already performed and merchandise delivered. An allowance for doubtful accounts has been provided based on historical experience. The Predecessor Companies sells price guaranteed preneed funeral contracts through various programs providing for future funeral services at prices prevailing when the agreements are signed. Revenues associated with sales of preneed funeral contracts, which include accumulated trust earnings, are deferred until such time that the funeral services are performed. Allowances for customer cancellations are based upon historical experience. See Note 3 to the combined financial statements regarding prearranged funeral activities.

Pursuant to state or provincial law, all or a portion of the proceeds from funeral merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Predecessor Companies defer investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed.

Cash and Cash Equivalents - The Predecessor Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk - The Predecessor Companies revenues and accounts receivable relate primarily to the sale of products and services to a customer base that is largely concentrated in the states where the Predecessor Companies have service locations. Credit is extended based on an evaluation of the customers’ financial condition and collateral is not required. Provision for uncollectible accounts and reserve for cancellations are provided for in the financial statements based on historical experience and the Predecessor Companies’ management judgment. A significant portion of accounts receivable are due from customers in the ten states served by the Predecessor Companies.

Inventories and Cemetery Property - Funeral merchandise and cemetery burial property and merchandise are stated at the lower of average cost or market. Inventory costs are primarily relieved using specific identification.

Property and Equipment - Property and equipment is recorded at cost and depreciated on a straight-line basis. Maintenance and repairs are charged to expense as incurred, whereas renewals and major replacements that extend the assets useful lives are capitalized and depreciation is recorded over the estimated useful lives of the assets as follows:

Buildings and improvements	7 to 40 years
Furniture, equipment and vehicles	3 to 8 years
Leasehold improvements	shorter of the lease term or 10 years

For the six months ended June 30, 2006 and 2005, depreciation expense was approximately $415,000 and $326,000, respectively.

Names and Reputations - The amount paid for the names and reputations of funeral homes acquired is equivalent to the excess of the purchase price over the fair value of identifiable net assets acquired, as determined by management.

Covenants not to compete are included with names and reputations and are recorded under Deferred Charges and Other Assets on the combined balance sheets, representing amounts capitalized for non-competition agreements with certain key management personnel of acquired operations. Amortization of such prepaid covenants not to compete is provided on a straight-line basis over the terms of the relevant agreements, typically ten years.

Impairment of Long-lived Assets - The Predecessor Companies monitor the recoverability of long-lived assets, including cemetery properties, property and equipment, names and reputations and other assets, based on estimates using factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets. The Predecessor Companies’ policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable and the sum of future undiscounted cash flows is less than the carrying value of the asset. As part of the sale of the properties, the Predecessor Companies recognized an impairment of long lived assets in the amount of $27,614,669 for the year ended December 31, 2005 based on the acquisition price of the properties. See Note 16 for additional information pertaining to the sale of the Predecessor Companies.

Deferred Income Taxes - The Predecessor Companies follow the allocation method for accounting for income taxes. Under this method, recognition is given in the financial statements to the tax effects of timing differences between income for financial statement and income tax purposes. The differences arise primarily from receivables, purchase accounting adjustments and depreciation.

New Accounting Pronouncements

Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS)No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158), which requires recognition of the funded status of a benefit plan in the balance sheet. SFAS 158 also requires recognition, in other comprehensive income, of certain gains and losses that arise during the period but which are deferred under pension accounting rules. SFAS 158 also modifies the requirements for the timing of reports and disclosures. SFAS 158 provides recognition and disclosure elements that will be effective for the fiscal year ended December 31, 2006 for the Predecessor Companies and measurement date elements that will be effective for the fiscal year ended December 31, 2008 for the Predecessor Companies. Management has initiated the process to terminate its cash balance plan. Due to the prior accounting policy change for pensions adopted on January 1, 2004, management does not expect a significant impact to the Predecessor Companies’ combined financial statements upon adoption of SFAS 158.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective beginning January 1, 2008 for the Predecessor Companies. Management is currently evaluating the impact of adopting SFAS 157 on the Predecessor Companies’ combined financial statements.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” (FIN 48), which clarifies the accounting for uncertainty of income tax positions recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take. It presumes the taxing authorities’ full knowledge of the position, including all relevant facts. The provisions of FIN 48 are effective beginning January 1, 2007 for the Predecessor Companies, with any potential cumulative effect of change in accounting principle recorded as an adjustment to beginning retained earnings. Management is currently evaluating the impact of adopting FIN 48 on the Predecessor Companies’ combined financial statements.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (SFAS 154). SFAS 154 primarily requires retrospective application to prior period financial statements for the direct effects of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 (January 1, 2006 for the Predecessor Companies). The impact of SFAS 154 will depend on the nature and extent of any voluntary accounting changes or error corrections after the effective date, but management does not expect SFAS 154 to have a material impact on the Predecessor Companies’ combined financial statements, results of operations, financial position, or cash flows.

Other Than Temporary Impairments

In June 2005, the FASB decided not to provide additional guidance on the meaning of other-than-temporary impairment, and directed the staff to issue proposed FSP EITF 03-1-a, Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1, as final. The final FSP supersedes EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, and EITF Topic No. D-44, Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value. The final FSP (retitled FSP FAS 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments) replaces the guidance set forth in paragraphs 10-18 of EITF Issue 03-1 with references to existing other-than-temporary impairment guidance. FSP FAS 115-1 codifies the guidance set forth in EITF Topic D-44 and clarifies that an investor should recognize an impairment loss no later than when the impairment is deemed other-than-temporary, even if a decision to sell has not been made. FSP FAS 115-1 is effective for other-than-temporary analysis conducted in periods beginning after December 15, 2005. Management adopted the provisions of FSP FAS 115-1 as of January 1, 2006 and as of the date of adoption, this statement had no material impact on the Predecessor Companies’ combined financial statements, results of operations, financial position, or cash flows.

Inventory Costs

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs – an amendment of ARB 43, Chapter 4” (SFAS 151). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS 151 requires that those items be recognized as current-period charges, rather than as a portion of the inventory cost. In addition, SFAS 151 requires the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect this statement to have a material impact on the Predecessor Companies’ combined financial statements, results of operations, financial position, or cash flows.

Tax

In December 2004, the FASB issued Staff Position No. FAS 109-1 “Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities provided by the American Jobs Creation Act of 2004” (FAS 109-1). The American Jobs Creation Act of 2004, enacted on October 22, 2004, provides for a deduction for certain qualified production activities. FAS 109-1 provides guidance for the application of FASB Statement No. 109, Accounting for Income Taxes, to the deduction for certain qualified production activities, and was effective immediately upon issuance. The Predecessor Companies do not believe that the adoption of FAS 109-1 had a significant impact on its combined financial statements, results of operations, financial position, or cash flows.

Variable Interest Entities

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51.” This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R).

Under the provisions of FIN 46R, the Predecessor Companies are required to consolidate certain cemeteries and merchandise and service trusts assets. Merchandise and service trusts and cemetery perpetual care trusts are considered variable interest entities because the trusts meet the conditions of paragraphs 5(a) and 5(b)(l) of FIN 46R. That is, as a group, the equity investors (if any) do not have sufficient equity at risk and do not have the direct or indirect ability through voting or similar rights to make decisions about the trusts’ activities that have a significant effect on the success of the trusts. FIN 46R requires the Predecessor Companies to consolidate merchandise and service trusts and cemetery perpetual care trusts for which the Predecessor Companies are the primary beneficiary (i.e., those for which the Predecessor Companies absorbs a majority of the trusts’ expected losses). The Predecessor Companies are the primary beneficiary of a trust whenever a majority of the assets of the trust are attributable to deposits of customers of the Predecessor Companies.

Consolidation of Trusts: The Predecessor Companies implemented FIN 46R as of March 31, 2004, which resulted in the consolidation of the Predecessor Companies’ preneed funeral and cemetery merchandise and service trust assets and the Predecessor Companies’ cemetery perpetual care trusts. No cumulative effect of an accounting change was recognized by the Predecessor Companies as a result of the implementation of FIN 46R as it relates to the consolidation of the trusts. The implementation of FIN 46R affects certain line items on the Predecessor Companies’ combined balance sheets and statements of operations as described below; however, there is no impact to net income in the statement of operations as a result of the implementation. Additionally, the implementation of FIN 46R did not result in any net changes to the Predecessor Companies’ combined statements of cash flows; however, it does require certain financing and investing activities to be disclosed. See Notes 2 and 3 to the combined financial statements.

Although FIN 46R requires consolidation of most of the merchandise and service and perpetual care trusts, it does not change the legal relationships among the trusts, the Predecessor Companies and its customers. In the case of merchandise and service trusts, the customers are the legal beneficiaries. In the case of cemetery perpetual care trusts, the Predecessor Companies do not have a legal right to the perpetual care trust assets. For these reasons, upon consolidation of the trusts, the Predecessor Companies recognizes non-controlling interests in its financial statements to reflect third party interests in these trusts in accordance with FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity” (SFAS 150). The Predecessor Companies classify deposits to merchandise and service trusts as non-controlling liability interests and classify deposits to cemetery perpetual care trusts as non-controlling equity interests.

The Predecessor Companies record cash received from customers, that is payable to the trusts but not yet required to be deposited in the trusts, as restricted cash in Deferred charges and other assets in its combined balance sheets. At June 30, 2006 these pending deposits totaled $131,603. The Predecessor Companies continue to account for amounts received from customers prior to delivery of merchandise or services that are not required to be deposited in merchandise and service trusts as deferred revenue.

Beginning March 31, 2004, the Predecessor Companies recognized net realized investment earnings of the merchandise and service trusts and perpetual care trusts, as well as the related trustee investment expenses and taxes, within Other income, net. The Predecessor Companies then recognized a corresponding expense within Other income, net representing the net realized earnings of those trusts that are attributable to the non-controlling interest holders. The corresponding credit for this expense is reflected in the Predecessor Companies’ combined balance sheets in Deferred cemetery contract revenue for merchandise and service trusts or Non-controlling interest in perpetual care trusts for cemetery perpetual care trusts. The sum of these expenses recorded in Other income, net offset the net realized earnings of such trusts also recognized within Other income, net. Accordingly, the Predecessor Companies’ net income in the combined statements of operations is not affected by consolidation of the trusts in accordance with FIN 46R.

To the extent the earnings of the trusts are distributed prior to the delivery of merchandise and/or services, a corresponding amount of non-controlling interest is reclassified to deferred revenue until the corresponding revenues are recognized. In the case of merchandise and service trusts, the Predecessor Companies recognizes amounts previously attributed to non-controlling interests and deferred revenues as revenues upon the performance of services and delivery of merchandise, including earnings accumulated in these trusts. In the case of the cemetery perpetual care trusts, distributable earnings are recognized in cemetery revenues to the extent of qualifying cemetery maintenance costs.

Prior to the implementation of FIN 46R and the consolidation of the trusts, monies received from customers and deposited into merchandise and service trusts until maturity of the preneed contract were recorded as receivables due from trust assets. Upon implementation of FIN 46R, the Predecessor Companies replaced receivables due from merchandise trust assets with the trust assets, at market, to the extent the Predecessor Companies were required to consolidate the trusts.

An allowance for contract cancellation is provided based on historical experience. An allowance is no longer provided on the monies associated with the preneed contracts that are held in trust, currently recorded as trust assets, but previously recorded as receivables due from merchandise trust assets. As such, the amount has decreased since the implementation of FIN 46R.

Both the merchandise and service trusts and the cemetery perpetual care trusts hold investments in marketable securities that are classified as available-for-sale by the Predecessor Companies under the requirements of Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”). In accordance with SFAS 115, available-for-sale securities of the trusts are recorded at fair value, with unrealized gains and losses excluded from earnings and initially recorded as a component of accumulated other comprehensive loss in the Predecessor Companies’ combined balance sheets. Using the guidance in EITF Topic D-41, “Adjustments in Assets and Liabilities for Holding Gains and Losses as Related to the Implementation of FASB Statement No. 115” (“Topic D-41”), unrealized gains and losses on available-for-sale securities of the trusts attributable to the non-controlling interest holders are not recorded as accumulated other comprehensive income (loss), but are recorded as an adjustment to either deferred cemetery contract revenue or non-controlling interest in perpetual care trusts. Therefore, unrealized gains and losses attributable to the non-controlling interest holders are reclassified from accumulated other comprehensive income (loss) to either deferred cemetery contract revenue or non-controlling interest in perpetual care trusts.

Use of Estimates - The preparation of combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenue and expense during the reporting periods. As a result, actual results could differ from those estimates. The most significant estimates in the financial statements are the allowance for cancellations and the merchandise liability.

Segment Reporting and Related Information - The Predecessor Companies’ operations are product based and the reportable operating segments presented below include funeral and cemetery operations.

Disclosure of Reported Segment Revenue:

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Revenues:
Cemetery pre-need and at-need	$4,358	$4,474
Service and other	138	162
Investment income from trust funds and receivables	743	664
Perpetual care	161	151
Funeral revenues	3,198	3,068

Total Revenues	$8,598	$8,519

3.	PREARRANGED SERVICES AND MERCHANDISE TRUST FUNDS

Cemetery

Pre-need sales of cemetery interment rights are recorded in revenue when 10% of the purchase price is received from the customer and the property is developed and ready for burial. Pre-need sales of cemetery service and merchandise are deferred until the merchandise is delivered or the services are performed. In connection with the sale, the customer borrows the funds from the seller. The financing arrangement is usually for a period not to exceed 84 months with periodic payments required. Interest is imputed at a market rate for contracts that do not bear a market rate of interest at rates ranging from 9.9% to 10.9%. An allowance for cancellations and refunds is provided at the date of sale based on historic experience and management’s estimates. The allowance is reviewed quarterly and changes in estimates are reflected for current and prior contracts as a result of recent cancellation experience. Actual cancellation rates in the future may result in a change in estimate.

A portion of the proceeds from cemetery sales is generally required by law to be paid into perpetual or endowment care trust funds. Cemetery revenue is recorded net of the amount to be deposited into perpetual or endowment care trust funds. Earnings of perpetual or endowment care trust funds are used to defray the maintenance costs of cemeteries. Additionally, pursuant to various state and provincial laws, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trust funds which are recorded as non-current Investment in trust – cemetery on the combined balance sheets.

Merchandise trust funds represent amounts deposited in accordance with state trusting laws with various financial institutions together with accrued earnings. The Predecessor Companies will receive the merchandise trust amounts when the merchandise is transferred to the customer or the interment services are performed. The funds deposited in trust, which are stated at estimated fair value, are summarized as follows:

At June 30, 2006 the cost and fair value associated with the assets held in merchandise and service trust follows:

	Cost	Gross Unrealized Gains		Gross Unrealized Losses	Fair Value
	(in thousands)
Short-term investment	$2,792	$		—	$2,792
Common trust fund	12,557		683	(314)	12,926
Mutual funds	7,465		2,167	(64)	9,568
Other equity	1,095		1	(201)	895

Total	$23,909		$2,851	$(579)	$26,181

At June 30, 2005 the cost and fair value associated with the assets held in merchandise and service trust follows:

	Cost	Gross Unrealized Gains		Gross Unrealized Losses		Fair Value
	(in thousands)
Short-term investment	$1,296	$		$		$1,296
Common trust fund	13,560		728		(86)	14,202
Mutual funds	7,272		1,290		(1)	8,561
Other equity	1,030		6		(144)	892

Total	$23,158		$2,024		$(231)	$24,951

An aging of unrealized losses on the Predecessor Companies’ investments in fixed maturities and equity securities at June 30, 2006 is presented below:

	Less than 12 months		12 Months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
			(in thousands)
Common trust fund	$2,296	$(78)	$4,203	$(236)	$6,499	$(314)
Mutual funds	451	(25)	604	(39)	1,055	(64)
Other equity	375	(61)	509	(140)	884	(201)

Total	$3,122	$(164)	$5,316	$(415)	$8,438	$(579)

The Predecessor Companies recognized income of approximately $745,000 and $657,000 from the merchandise trust funds during the six months ending June 30, 2006 and 2005, respectively, which is classified as cemetery revenue in the combined statements of operations.

Funeral - Prearranged funeral services provide for future funeral services generally determined by prices prevailing at the time that the contract is signed. The payments made under the contracts, in part, are placed in trust. Except for amounts not required to be trusted, which are used to defray initial costs of administration, no income is recognized until the performance of a contracted funeral. Trust fund principal amounts, together with trust fund investment earnings retained in trust, are deferred until the service is performed. The Predecessor Companies management believes that trust fund investment earnings exceed the increase in cost over time of providing the related services. Upon performance of the contracted funeral service, the Predecessor Companies recognize the trust fund principal amount together with the accumulated trust earnings as funeral revenues.

At June 30, 2006 the cost and fair value associated with the funeral assets held in trust follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(in thousands)
Short-term investment	$128	$—	$—	$128
Common trust fund	6,828	32	(168)	6,692
Mutual funds	55	36	—	91
Other equity	109	—	(47)	62

Total	$7,120	$68	$(215)	$6,973

At June 30, 2005 the cost and fair value associated with the funeral assets held in trust follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(in thousands)
Short-term investment	$197	$—	$—	$197
Common trust fund	7,168	77	(7)	7,238
Mutual funds	90	31	—	121
Other equity	111	—	(48)	63

Total	$7,566	$108	$(55)	$7,619

An aging of unrealized losses on the Predecessor Companies’ investments in fixed maturities and equity securities at June 30, 2006 is presented below:

	Less than 12 months		12 Months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
			(in thousands)
Common trust fund	$4,150	$(152)	$257	$(16)	$4,407	$(168)
Other equity	—	—	62	(47)	62	(47)

Total	$4,150	$(152)	$319	$(63)	$4,469	$(215)

4.	PERPETUAL TRUST FUNDS

At March 31, 2004, in accordance with FIN 46R, the Predecessor Companies consolidated the perpetual care trusts. As a result, the Predecessor Companies now record the perpetual care trusts, at fair value, as trust investments.

At June 30, 2006 the cost and fair value associated with the assets held in cemetery perpetual care trusts are as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(in thousands)
Short-term investment	$328	$—	$—	$328
Common trust fund	13,699	153	(8)	13,844
Mutual funds	1,647	115	(54)	1,708
Other equity	679	164	—	843

Total	$16,353	$432	$(62)	$16,723

At June 30, 2005 the cost and fair value associated with the assets held in cemetery perpetual care trusts are as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(in thousands)
Short-term investment	$253	$—	$—	$253
Common trust fund	13,360	420	—	13,780
Mutual funds	1,638	90	(3)	1,725
Other equity	684	122	—	806

Total	$15,935	$632	$(3)	$16,564

An aging of unrealized losses on the Predecessor Companies’ investments in fixed maturities and equity securities at June 30, 2006 is presented below:

	Less than 12 months		12 Months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(in thousands)
Common trust funds	$1,873	$(8)	$—	$—	$1,873	$(8)
Mutual funds	336	(7)	724	(47)	1,060	(54)

Total	$2,209	$(15)	$724	$(47)	$2,933	$(62)

The Predecessor Companies report income received from the perpetual care trust funds net of expenses on the combined statements of operations.

5.	CEMETERY PROPERTY

Cemetery property at June 30 consists of the following:

	June 30,
	2006	2005
	(in thousands)
Developed land and lawn crypts	$9,508	$9,852
Undeveloped land	7,620	34,991
Mausoleums	69	79
Other	544	539

Total cemetery property	$17,741	$45,461

The Predecessor Companies recognized an impairment for long-lived assets related to the sale of the locations as reflected in Note 16. The impairment recorded for the year ended December 31, 2005 was $27,614,669 and was primarily offset against undeveloped land.

6.	LONG-TERM ACCOUNTS RECEIVABLE, NET OF ALLOWANCE

Accounts receivable at June 30, 2006 consist of the following:

	Cemetery	Funeral	Total
	(in thousands)
Customer receivables	$4,377	$1,484	$5,861
Unearned finance income	(568)	(16)	(584)
Allowance for contract cancellations	(386)	(47)	(433)

	3,423	1,421	4,844
Less current portion, net of allowance	(1,324)	(323)	(1,647)

Long-term portion, net of allowance	$2,099	$1,098	$3,197

Accounts receivable at June 30, 2005 consist of the following:

	Cemetery	Funeral	Total
	(in thousands)
Customer receivables	$5,235	$1,830	$7,065
Unearned finance income	(647)	—	(647)
Allowance for contract cancellations	(422)	(271)	(693)

	4,166	1,559	5,725
Less current portion, net of allowance	(1,723)	(350)	(2,073)

Long-term portion, net of allowance	$2,443	$1,209	$3,652

The activity in the allowance for contract cancellations is as follows:

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Balance, beginning of period	$657	$874
Acquired reserve	(369)	(345)
Provisions for cancellation	(168)	(265)
Charge-offs, net	334	509
Collections on charge-offs, net	(21)	(80)

Balance, end of period	$433	$693

7.	PROPERTY AND EQUIPMENT

Major classes of property and equipment at June 30 are summarized as follows:

	June 30,
	2006	2005
	(in thousands)
Buildings and improvements	$9,099	$9,005
Furniture and equipment	2,781	2,630
Vehicles (including capital leased vehicles)	635	75

	12,515	11,710
Less accumulated depreciation	(7,731)	(6,973)

Property and Equipment, Net	$4,784	$4,737

8.	CAPITAL LEASE OBLIGATIONS

The Predecessor Companies entered into capital lease agreements for most vehicles during the six month period ended June 30, 2006. Total accumulated depreciation for assets under capital lease agreements amounted to $73,949 at June 30, 2006. At June 30, 2006 the future minimum lease payments under capital leases were as follows:

(in thousands)
2006	$104
2007	169
2008	127
2009	92
2010	54
Thereafter	23

Total minimum lease payments	569
Less amounts representing interest	58

Total principal payable on captial lease obligations	511
Less current maturities of capital lease obligations	165

Long-term capital lease obligations	$346

9.	FAIR VALUE OF FINANCIAL INSTRUMENTS AND CREDIT RISK

It is not practicable to estimate the fair value of receivables due on cemetery contracts or prearranged funeral contracts (other than cemetery merchandise trust funds and prearranged funeral trust funds, see Note 2) without incurring excessive costs because of the large number of individual contracts with varying terms.

There is no estimate of the fair value of the due to SCI payable since there is no stated maturity and interest rate.

The carrying values of the Predecessor Companies’ investments supporting merchandise trust funds and prearranged service contract approximate fair value because the investments are carried at quoted fair values.

The Predecessor Companies grant credit in the normal course of business and the credit risk with respect to funeral, cemetery and prearranged funeral receivables due from customers is generally considered minimal because of the wide dispersion of the customers served. Procedures are in effect to monitor the creditworthiness of customers and bad debts have not been significant in relation to the volume of revenues.

Customer payments on prearranged funeral contracts that are placed in state regulated trusts or used to pay premiums on life insurance contracts issued by third party insurance companies generally do not subject the Predecessor Companies to collection risk.

10.	COMMITMENTS AND CONTINGENCIES

Legal

The Predecessor Companies are parties to legal proceedings in the ordinary course of its business but management does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on the Predecessor Companies’ financial position, results of operations or liquidity.

Leases

At June 30, 2006 and 2005, the Predecessor Companies were committed to operating lease payments for automobiles, equipment and office equipment under various operating leases with initial terms ranging from one to seven years and options to renew at varying terms. Rent expense under operating leases was approximately $53,000 and $138,000 for the six month periods ended June 30, 2006 and 2005, respectively. As of June 30, 2006, future minimum lease payments are as follows:

(in thousands)
2006 (six months)	$45
2007	79
2008	64
2009	57
2010	33
Thereafter	454

Total	$732

The Predecessor Companies amended certain transportation lease agreements during the six month period ended June 30, 2006. Based on the amended terms, these leases have been converted from operating leases to capital leases in 2006.

11.	DEFERRED CEMETERY CONTRACT REVENUES

In accordance with Staff Accounting Bulletin No. 104, the Predecessor Companies defer the revenues and all direct costs associated with the sale of pre-need cemetery merchandise and services until the merchandise is delivered or the services are performed. The Predecessor Companies also defer the costs to obtain new pre-need cemetery business as well as the investment earnings on the prearranged services and merchandise trusts.

At June 30, 2006 and 2005, deferred cemetery revenues, net, consisted of the following:

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Deferred cemetery revenue	$34,996	$34,735
Deferred merchandise trust revenue	6,700	4,795
Deferred pre-acquisition margin	5,592	5,805
Deferred merchandise costs	(11,427)	(11,686)
Deferred cost of good sold	(359)	(354)

Total	$35,502	$33,295

Deferred selling and obtaining costs	$5,505	$5,499

12.	DEFERRED PREARRANGED CONTRACT REVENUES—NET

In accordance with Staff Accounting Bulletin No. 104, the Predecessor Companies defer the revenues and all direct costs associated with the sale of pre-need funeral merchandise and services until the merchandise is delivered or the services are performed. The Predecessor Companies also defer the costs to obtain new pre-need funeral business as well as the investment earnings on the prearranged services and merchandise trusts.

At June 30, 2006 and 2005, deferred funeral revenues, net, consisted of the following:

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Deferred funeral revenue	$11,303	$11,833
Deferred merchandise trust revenue	6,683	6,461
Deferred cost of good sold	(6,703)	(6,464)
Deferred selling and obtaining costs	(394)	(382)

Total	$10,889	$11,448

13.	RETIREMENT PLANS

SCI has certain retirement plans covering substantially all United States employees. There are no required future contributions under these plans in respect to past service. Employer cost as it relates to these retirement plan was approximately $10,000 and $27,000 for the six month periods ended June 30, 2006 and 2005, respectively. The Predecessor Companies have a 401(k) Retirement Savings Plan for United States employees who may defer between 1% and 50% of their eligible wages. Certain IRS restrictions govern the maximum contribution. The Predecessor Companies match 75% of employee contributions for 0 — 5 years vested service, 110% for 6 —10 years of vested service and 135% for 11 or more years of vested service to a maximum of 6% of employees’ eligible compensation which amounted to approximately $87,000 for each of the six month periods ended June 30, 2006 and 2005.

14.	INCOME TAXES

The Predecessor Companies file a federal tax return on a consolidated basis with its parent, SCI.

Income tax (benefit) consisted of the following:

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Current
Federal	$—	$—
State and local	—	—

Total	—	—
Deferred
Federal	(199)	(196)
State and local	(32)	(36)

Total tax benefit	$(231)	$(232)

The differences between the U.S. federal statutory tax rate and the effective rate were as follows:

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Computed tax benefit at the applicable federal statutory income tax rate	$(210)	$(208)
State and local taxes, net	(21)	(24)

Income taxes (benefit)	$(231)	$(232)

Deferred tax (assets) and liabilities result from the following:

	June 30,
	2006	2005
	(in thousands)
Receivables	$566	$1,916
Cemetery property	8	10,034
Property, plant and equipment	(301)	(208)
Prearranged funeral home	(401)	(316)
Accrued liabilities	140	41
Names and reputations	(301)	(353)
Net operating losses and carryforwards	(2,756)	(2,851)

Net deferred tax (assets) liabilities	$(3,045)	$8,263

15.	RELATED PARTY TRANSACTIONS

The Predecessor Companies’ financial statements include various SCI intercompany charges and allocations (see Note 1). The following are the significant intercompany items as of and for the six months ended June 30, 2006 and 2005:

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Management fees and interest expense	$1,437	$1,500

Income taxes (benefit)	$(231)	$(232)

Interest expense is allocated to the Predecessor Companies based on their pro-rated share of SCI’s debt expense. Neither the Predecessor Companies nor SCI have the intent or ability to liquidate intercompany balances that result from various intercompany charges and allocations, including interest, income taxes and management fees. Consequently, the intercompany balances are recorded as equity on the Predecessor Companies’ combined financial statements.

16.	SUBSEQUENT EVENTS

Subsequent to the close of business on September 28, 2006, StoneMor completed its purchase of the funeral and cemetery properties referred to herein as the Predecessor Companies from Service Corporation International at a price of approximately $11,750,000. No intercompany payables were assumed in the purchase of the Predecessor Companies. The accompanying combined financials statements are presented at SCI’s historical accounting basis for such Predecessor Companies, and after giving effect to an impairment charge of $27.6 million in 2005. SCI reported the charge in its financial statements at September 30, 2006 in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. StoneMor paid $5,875,000 in cash and 275,046 StoneMor Limited Partner units, representing additional value of $5,875,000. In addition, StoneMor will assume the merchandise and service liabilities, as reflected on the accompanying balance sheets, associated with certain preneed bonded contracts related to the properties.